UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 ________________

FORM 8-A/A AMENDMENT NO. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SKY FINANCIAL GROUP, INC. __________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Ohio                                                                                                                                            34-1372535
__________________________________________________________________________________________
(State of incorporation or organization)                                                               (IRS Employer Identification No.)

221 South Church Street, Bowling Green, Ohio                                                                                     43402
__________________________________________________________________________________________
(Address of principal executive offices)                                                                                               (Zip Code)

If this form relates to the	If this form relates to the
registration of a class of securities	registration of a class of securities
pursuant to Section 12(b) of the	pursuant to Section 12(g) of the
Exchange Act and is effective	Exchange Act and is effective
pursuant to General Instruction	pursuant to General Instruction
A.(c), please check the following	A.(d), please check the following
box. [X]	box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

Preferred Stock Purchase Rights
__________________________________________________________________________________________
(Title of Each Class)

NASDAQ National Market System
__________________________________________________________________________________________
(Name of Exchange on Which Each Class is to be Registered)

Securities to be registered pursuant to Section 12(g) of the Act:                                            None

     Sky Financial Group, Inc., an Ohio corporation (“Sky”), supplements and amends its Registration Statement on Form 8-A (File No. 001-14473), dated July 21, 1998 (the “Registration Statement”), as follows:

Item 1. Description of Securities to be Registered.

     On December 20, 2006, Sky Financial Group, Inc. (“Sky”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 20, 2006, by and among Sky, Huntington Bancshares Incorporated, a Maryland Corporation (“Hunt-ington”) and Penguin Acquisition, LLC, a Maryland limited liability company and wholly owned subsidiary of Huntington (“Merger Sub”).

     In connection with entering into the Merger Agreement, Sky has entered into an amendment (the “Rights Agreement Amendment”) to its Rights Agreement, dated as of July 21, 1998, between Sky (formerly known as Citizens Bancshares, Inc.) and Sky Bank (formerly known as The Citizens Banking Company). The Rights Agreement Amendment is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 2. Exhibits.

1.1	Amendment No. 1 to the Rights Agreement, dated as of December 20, 2006, between Sky Financial Group, Inc. and Sky Bank, as rights agent.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 21, 2006

SKY FINANCIAL GROUP, INC.

By. /s/ W. Granger Souder, Jr.

Name: W. Granger Souder, Jr.
Title: Executive Vice President and
General Counsel

EXHIBIT LIST

Exhibit
No.	Description

1.1	Amendment No. 1 to the Rights Agreement, dated as of December 20, 2006, between Sky Financial Group, Inc. and Sky Bank, as rights agent.